UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 24, 2009, Hercules Offshore, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and UBS Securities LLC as representatives of the several underwriters listed on Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), providing for the sale of 17,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a public offering (the “Public Offering”) at a price to the public of $5.00 per share ($4.7625, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 2,625,000 shares of Common Stock (the “Option”) on the same terms as the 17,500,000 shares sold by the Company. The shares of Common Stock to be issued pursuant to the Underwriting Agreement have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (File No. 333-138475) (the “Registration Statement”) of the Company, as supplemented by the Prospectus Supplement dated September 24, 2009 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 25, 2009. The sale of the shares of Common Stock pursuant to the Underwriting Agreement closed on September 30, 2009.
     The Underwriting Agreement contains customary representations and warranties of the parties and provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock are subject to certain conditions. Pursuant to the Underwriting Agreement, the Company agreed not to issue any shares of Common Stock for a period of 90 days after September 24, 2009 without the prior written consent of Morgan Stanley & Co. Incorporated and UBS Securities LLC, subject to certain exceptions set forth in the Underwriting Agreement. The Underwriting Agreement provides that the Company and the Underwriters will indemnify each other against certain liabilities, including liabilities under the Securities Act.
     Affiliates of UBS Securities LLC, Deutsche Bank Securities Inc., Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Goldman, Sachs & Co., each of which are Underwriters of the Public Offering, are lenders under the Company’s credit facility. Certain of the Underwriters and their respective affiliates have performed and may in the future perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
     In connection with the Public Offering, the Company is also filing the opinion of Andrews Kurth LLP as part of this current report on Form 8-K that is to be incorporated by reference into the Registration Statement. The opinion of Andrews Kurth LLP is filed herewith as Exhibit 5.1 and incorporated herein by reference.
     On September 24, 2009, the Company issued a press release announcing that it had priced the offering of 17,500,000 shares of its Common Stock. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated September 24, 2009, by and between Hercules Offshore, Inc. and Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters named in Schedule A thereto.

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated September 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: September 30, 2009	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated September 24, 2009, by and between Hercules Offshore, Inc. and Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters named in Schedule A thereto.

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated September 24, 2009.

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